Exhibit 10.1

WAIVER AGREEMENT

This WAIVER AGREEMENT, dated as of April 1, 2025 (this “Agreement”), is entered into by and between Cloudastructure, Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”). Company and Investor may hereinafter be referred to collectively as the “Parties.”

WHEREAS, Company and Investor have entered into a Securities Purchase Agreement, dated as of November 25, 2024, as amended by Amendment No. 1 to Securities Purchase Agreement, dated January 16, 2025, Amendment No. 2 to Securities Purchase Agreement, dated January 29, 2025, and Amendment No. 3 to Securities Purchase Agreement, dated February 14, 2025 (as so amended, the “Series 1 Securities Purchas Agreement”), pursuant to which Company issued to Investor shares of Series 1 Convertible Preferred Stock, par value $0.0001 per share (“Series 1 Stock”), convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), on the terms and subject to the limitations and conditions set forth in the Certificate of Designations of Preferences and Rights of Series 1 Convertible Preferred Stock (the “Certificate of Designations”).

WHEREAS, Company and Investor desire to waive certain provisions of the Certificate of Designations with respect to Series 1 Stock.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Certificate of Designations.

2. Waiver.

(a) Company hereby agrees to waive the requirement that a Trigger Event occur prior to the Conversion Price of the Series 1 Stock adjusting to the lesser of the Fixed Conversion Price and the Market Price as set forth in Section 14(e) of the Certificate of Designations.

(b) Investor hereby agrees to waive the increase in Stated Value upon the occurrence of a Trigger Event with respect to the Series 1 Stock.

3. Miscellaneous.

(a) Except as otherwise provided herein, the Certificate of Designations shall remain unchanged and in full force and effect.

(b) From and after the date of this Agreement, any reference in the Certificate of Designations to “hereof,” “herein,” “hereunder,” “hereby,” and “this Certificate of Designations” shall be deemed a reference to the Certificate of Designations as modified by this Agreement.

(c) The provisions contained in Section 12 of the Series 1 Securities Purchas Agreement are incorporated by reference in this Agreement mutatis mutandis.

(d) Certificate of Designations as modified by this Agreement, is hereby ratified and confirmed in all respects. In the event of a conflict between the Certificate of Designations and this Agreement, the terms of this Agreement shall control.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Cloudastructure, Inc.

By:	/s/ James McCormick
James McCormick, Chief Executive Officer

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